As filed with the Securities and Exchange Commission on October 27, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NETMANAGE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	77-025226
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)	IDENTIFICATION NUMBER)

10725 NORTH DE ANZA BOULEVARD
CUPERTINO, CA 95014-2030
(ADDRESS
OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

1992 STOCK OPTION PLAN
EMPLOYEE STOCK PURCHASE PLAN
1993 DIRECTORS PLAN
(FULL TITLE OF THE PLANS)

ZVI ALON
PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN
NETMANAGE, INC.
10725 NORTH DE ANZA BOULEVARD
CUPERTINO, CA 95014-2030
(408) 973-7171

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)

Copy to:
DAVID BREACH
KIRKLAND & ELLIS, LLP
333 BUSH STREET
SAN FRANCISCO, CA 94104
(415) 439-1439

CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
		MAXIMUM	MAXIMUM
		OFFERING	AGGREGATE	AMOUNT OF
TITLE OF SECURITIES	AMOUNT TO BE	PRICE	OFFERING	REGISTRATION
TO BE REGISTERED	REGISTERED	PER SHARE	PRICE	FEE

1992 Stock Option Plan Common Stock, $0.01 par value (2)	261,470 shares (1)	$5.477	$1,432,071.19	$115.85
1993 Directors Plan Common Stock, $0.01 par value (2)	85,714 shares (1)	$5.477	$469,455.58	$37.98
Employee Stock Purchase Plan Common Stock, $0.01 par value (3)	87,159 shares	$4.655	$405,725.15	$32.82
TOTAL REGISTRATION FEES				$186.66

(1)       Each share is accompanied by a Preferred Share Purchase Right pursuant to the Registrant’s Preferred Shares Rights Agreement, dated April 26, 1999 with BankBoston N.A, as Rights Agent.

(2)       The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price have been estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, (the “Securities Act”) solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market between October 16, 2003 and October 22, 2003.

(3)       The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price have been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on October 22, 2003. Pursuant to the Employee Stock Purchase Plan, the purchase price of a share of Common Stock shall mean an amount equal to 85% of the closing price on the first or last day of each offering period.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2002, filed on February 27, 2003.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 15, 2003 and for the quarter ended June 30, 2003, filed on August 14, 2003.

(c)	The Registrant’s Proxy Statement on Definitive Form 14A filed on May 1, 2003.

(d)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2003, and July 28, 2003.

(e)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on August 2, 1993.

(f)	The description of the Registrant’s Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on May 5, 1999.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors’ “duty of care.” While the relevant statute does not change the director’s duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on director’s duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

     The Registrant has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Registrant’s state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     The Registrant has entered into agreements with each of its directors and executive officers to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER	EXHIBIT DOCUMENT

4.1	1992 Stock Option Plan, as amended and restated through April 25, 2002 (1)

4.2	1993 Director Stock Option Plan, as amended and restated through April 29, 2003.

4.3	Employee Stock Purchase Plan, as amended through April 25, 2002 (2)

5.1	Opinion of Kirkland & Ellis LLP, as to the legality of securities being registered (Counsel to the Registrant)

23.1	Consent of Deloitte & Touche LLP, Independent Accountants

23.2	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (see Registration Statement Signature Page)

(1)	Incorporated by reference to the Exhibits filed with the Registrant’s Schedule TO filed on May 16, 2003, as amended.

(2)	Incorporated by reference to the Exhibits filed with the Registrant’s Form S8 Registration Statement filed on April 9, 2003.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cupertino, State of California on October 27, 2003.

NETMANAGE, INC.

By:	/s/ Zvi Alon

Zvi Alon - President,
Chief Executive Officer and Chairman

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zvi Alon, and Michael Peckham, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE		TITLE	DATE

/s/	Zvi Alon	President, Chief Executive Officer	October 27, 2003
and Chairman
Zvi Alon

/s/	Michael Peckham	Chief Financial Officer and Senior	October 27, 2003
Vice President
Michael Peckham

/s/	Raymond Lee Pekary	Corporate Controller	October 27, 2003

Raymond Lee Pekary

/s/	Darrell Miller	Director	October 27, 2003

Darrell Miller

/s/	John Bosch	Director	October 27, 2003

John Bosch

/s/	Uzia Galil	Director	October 27, 2003

Uzia Galil

/s/	Shelley Harrison, Ph.D.	Director	October 27, 2003

Shelley Harrison, Ph.D.

/s/	Abraham Ostrovsky	Director	October 27, 2003

Abraham Ostrovsky

INDEX TO EXHIBITS

EXHIBIT
NUMBER	EXHIBIT DOCUMENT

4.1	1992 Stock Option Plan, as amended and restated through April 25, 2002 (1)

4.2	1993 Directors Stock Option Plan, as amended and restated through April 29, 2003.

4.3	Employee Stock Purchase Plan, as amended through April 25, 2002 (2)

5.1	Opinion of Kirkland & Ellis LLP, as to the legality of securities being registered (Counsel to the Registrant)

23.1	Consent of Deloitte & Touche LLP, Independent Accountants

23.2	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (see Registration Statement Signature Page)

(1)	Incorporated by reference to the Exhibits filed with the Registrant’s Schedule TO filed on May 16, 2003, as amended.

(2)	Incorporated by reference to the Exhibits filed with the Registrant’s Form S8 Registration Statement filed on April 9, 2003.